United States Securities and Exchange Commission
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]              Preliminary Proxy Statement
[   ]              Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]              Definitive Proxy Statement
[   ]              Definitive Additional Materials
[   ]              Soliciting Material Pursuant to section 240.14a-12

SHARPS COMPLIANCE CORP.
_____________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]              No fee required.

[   ]              Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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                   forth the amount on which the filing fee is calculated and state how it was determined) _________________
(4)               Proposed maximum aggregate value of transaction: ___________________________________________
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[   ]              Fee paid previously with preliminary materials.

[   ]              Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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(4)               Date Filed: ________________________________________________________

October 13, 2009

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2009 Annual Meeting of Stockholders of Sharps Compliance Corp.  The Annual Meeting will be held on Thursday, November 19, 2009 at 10:00 a.m. in the Aesops Room at the Hilton Houston Post Oak Hotel located at 2001 Post Oak Boulevard, Houston, Texas, 77056.  The formal Notice of the Annual Meeting is set forth in the enclosed materials.

This year, you are being asked to act upon the election of six (6) Directors. This matter is discussed in greater detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE PROPOSAL

Your participation and vote are important.  Even if you plan to attend the annual meeting in person, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope.  Your shares will be voted in accordance with the instructions you give in your proxy.  Returning the proxy card will not limit your right to attend or vote at the annual meeting.  If you attend the annual meeting, you may vote in person if you wish, even if you previously returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for our Stockholders Meeting to be held on November 19, 2009. The Proxy Statement and a copy of our Annual Report on Form 10-K for the year ended June 30, 2009 are available at http://www.sharpsinc.com/financial_information.htm.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of our Company.  We look forward to seeing you at the Annual Meeting.

Sincerely,

Dr. Burton J. Kunik
Chairman of the Board
Chief Executive Officer

------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the "Annual Meeting") of Sharps Compliance Corp., a Delaware corporation (the "Company"), will be held on Thursday, November 19, 2009 at 10:00 a.m. in the Aesops Room at the Hilton Houston Post Oak Hotel located at 2001 Post Oak Boulevard, Houston, Texas, 77056 for the purpose of considering and voting upon the following:

1)	the election of six (6) directors to hold office until the next Annual Meeting of Stockholders or until the election and qualification of their respective successors;

2)
such other business as properly may come before the Annual Meeting or any adjournment(s) thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
ALL OF THE PROPOSALS

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on September 28, 2009 as the record date for the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

You are cordially invited to attend the annual meeting. To ensure that your shares are represented and voted, however, you should complete, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as promptly as possible. Your shares will be voted in accordance with the instructions you give in your proxy. You may revoke your proxy at any time before it is voted by signing and returning a proxy for the same shares bearing a later date, by filing with the Corporate Secretary of the Company a written revocation bearing a later date or by attending the annual meeting and voting in person. You will still be able to vote your shares in person should you decide to attend the annual meeting, even if you have previously returned your proxy card.

By Order of the Board of Directors
David P. Tusa
Corporate Secretary

Houston, Texas
October 13, 2009

  YOUR VOTE IS IMPORTANT

Please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope so that your shares will be represented whether or not you attend the annual meeting.

SHARPS COMPLIANCE CORP.
9220 Kirby Drive, Suite 500
Houston, Texas 77054
-----------------------
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2009

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement (the "Proxy Statement") and the accompanying materials are furnished in connection with the solicitation of proxies by the Board of Directors of Sharps Compliance Corp., a Delaware corporation (the "Company"), on behalf of the Company, to be used at the Annual Meeting of Stockholders of the Company to be held on November 19, 2009 (the "Annual Meeting") at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and adjournment(s) or postponement(s) thereof.

The accompanying proxy is designed to permit each holder of the Company's common stock, par value $0.01 per share (the "Common Stock"), to vote for or withhold voting for, (i) the nominees for election as directors of the Company set forth under the proposals, and (ii) to authorize the proxies to vote in their discretion with respect to any other proposal brought before the Annual Meeting. When a stockholder's executed proxy card specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, the proxies for the Common Stock will be voted by those persons named in the Proxies at the Annual Meeting FOR the election of the nominees specified under the caption "Election of Directors". If any other matters properly come before the Annual Meeting, the proxies will vote upon such matters according to their judgment.

The Company encourages the personal attendance of its stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote his or her shares in person. Any stockholder with a valid proxy has the right to revoke it by giving written notice of revocation to: David P. Tusa, Corporate Secretary, Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054, at any time before the proxy is voted, by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy will be effective, however, until received by the Company at or prior to the Annual Meeting. Such revocation will not affect a vote on any matters taken prior to the receipt of such revocation. Mere attendance at the Annual Meeting will not of itself revoke the proxy.

All expenses of the Company in connection with the solicitation will be borne by the Company. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held of record by such persons and will reimburse such persons and their transfer agents for their reasonable out-of-pocket expense in forwarding such material.

This Proxy Statement, Proxy Card and the Company's Annual Report covering the Company's fiscal year ended June 30, 2009, including audited financial statements, are being mailed to the stockholders of the Company on or about October 13, 2009.

The date of this Proxy Statement is October 13, 2009.

There are no rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon pursuant to this proxy statement.

ANNUAL REPORT ON FORM 10-K

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009, containing audited consolidated balance sheets as of June 30, 2009 and 2008, and the related consolidated statements of income, of stockholders' equity, and of cash flows for the fiscal years ended June 30, 2009 and 2008, accompanies this Proxy Statement. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended June 30, 2009, which the Company has filed with the Securities and Exchange Commission (the “SEC”) (and is available on the SEC’s website at www.sec.gov) . Copies of exhibits to the Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the Company's Investor Relations Department, c/o Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054. The Annual Report on Form 10-K is also available on the Company's website at www.sharpsinc.com.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy reports, statements or other information that the Company files at the SEC’s public reference rooms at 100 F. Street, NE, Washington, D.C., 20549.  Please call the SEC at (800) SEC-0330 for further information on the public reference rooms.  The SEC also maintains a website at http://www.sec.gov where the Company’s periodic filings and other information regarding the Company are available at no charge.

CODE OF ETHICS

The Company has adopted a Code of Ethics that is applicable to the officers, directors and employees of the Company. The Code of Ethics is available on the Company’s website at www.sharpsinc.com. Amendments to and waivers from the Code of Ethics, if any, will also be disclosed and available on the Company’s website.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of UHY LLP ("UHY") acts as our principal independent registered public accounting firm.  Through September 28, 2009, UHY had a continuing relationship with UHY Advisors, Inc. ("Advisors") from which it leased auditing staff who were full time, permanent employees of Advisors and through which UHY's partners provide non-audit services.  UHY has only a few full time employees.  Therefore, few, if any, of the audit services performed were provided by permanent full-time employees of UHY.  UHY manages and supervises the audit services and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

UHY has been engaged by the Audit Committee of the Board of Directors of the Company (the “Board”)  as its independent registered public accountants since January 8, 2002. Management expects that a representative of UHY will be present at the Annual Meeting, will have the opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions.

The Company’s independent registered public accountants have not directly or indirectly operated or supervised the Company’s information system or local area network.  Additionally, the Company’s independent registered public accountants have not designed or implemented hardware or software used by the Company to prepare the Company’s financial statement information.

AUDIT FEES

The aggregate fees and expenses billed to the Company by its independent registered public accountants for audit services including the quarterly reviews were $90,277 and $79,500 for the fiscal years ended June 30, 2009 and 2008, respectively.

AUDIT - RELATED FEES

The aggregate fees and expenses billed to the Company by its independent registered public accountants for audit-related services were $6,893 and -0- for the fiscal years ended June 30, 2009 and 2008, respectively.

TAX FEES

The aggregate fees and expenses billed to the Company by its independent registered public accountants for tax related services were -0- for the fiscal years ended June 30, 2009 and 2008.

ALL OTHER FEES

There were no fees billed to the Company by its independent registered public accountants for other services for the fiscal years ended June 30, 2009 and 2008, respectively.

All of the above noted services performed by the Company’s independent registered public accountants were pre-approved in compliance with the Company’s Audit Committee Charter.

PRE-APPROVAL POLICIES AND PROCEDURES

In accordance with its charter, the Audit Committee pre-approves all audit services and permissible non-audit services to be performed for us by the Company’s independent registered public accountants.  Under the policy adopted by the Audit Committee for pre-approval of services, services are pre-approved as follows:

•
Annually, the Company’s independent auditors and management present to the Audit Committee the audit and non-audit services to be provided during the upcoming fiscal year and the estimated fees associated with each such service.  The Audit Committee pre-approves or rejects the proposed services and fees as it deems appropriate.

•
If additional audit or non-audit services are presented for pre-approval during the year, the Audit Committee pre-approves or rejects such additional services and the fees associated with such services as it deems appropriate.

•
In deciding whether to pre-approve any proposed services, the Audit Committee considers, (i) potential conflicts of the proposed services with SEC rules on auditor independence, (ii) whether the independent registered public accountants are qualified to perform the proposed services, (iii) the benefits of the proposed services to the Company and (iv) the relationship between fees for audit and non-audit services.  The Audit Committee will not approve proposed services that it believes, individually or in the aggregate, may impair the independence of the independent registered public accountants.

•
The independent registered public accountants provide updates regularly with respect to, and the Audit Committee reviews, the services actually provided by the independent registered public accountants and the fees incurred with respect to those services.

All fees billed by UHY in 2009 and 2008 were pre-approved by the Audit Committee.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
  General

The Board has fixed the close of business on September 28, 2009 as the record date (the "Record Date") for the Annual Meeting. Only holders of record of the outstanding shares of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the close of business on September 28, 2009, there were 13,499,489 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. The Common Stock is the only class of stock entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter presented to the stockholders.  Cumulative voting is not permitted by Common Stock shareholders of the Company.

  Quorum and Vote Required

The presence, in person or by proxy, of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date is necessary to constitute a quorum for transaction of business at the Annual Meeting. Assuming the existence of a quorum, the affirmative vote of a plurality of the shares of Common Stock present, either in person or represented by proxy, and entitled to vote at the Annual Meeting is required to elect directors.- And the affirmative vote of a majority of the shares of Common Stock present, either in person or represented by proxy, and entitled to vote at the Annual Meeting is required to decide any other questions brought before such meeting.  If a quorum is not present in person or by proxy, the Annual Meeting may be adjourned until a quorum is obtained.

Abstentions are counted toward the calculation of a quorum and will have the same effect as a vote against a proposal. Broker non-votes will be counted toward the calculation of a quorum but will have no effect on the voting outcome of a proposal.

  Security Ownership of Management and Certain Beneficial Owners

The following table and notes thereto set forth certain information with respect to the shares of Common Stock beneficially owned by, (i) each director and nominee for director of the Company, (ii) all executive officers of the Company, including those listed in the Summary Compensation Table set forth under the caption "Executive Compensation" below, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, as of the Record Date:

	Common Stock
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class Owned Beneficially (2)
Directors:
Dr. Burton J. Kunik	2,673,355(3)	18.00%
John W. Dalton	1,664,803(4)	11.47%
Ramsay Gillman	793,096(5)	5.46%
John R. Grow	295,833(6)	2.04%
Parris H. Holmes	1,399,348(7)	9.64%
F. Gardner Parker	177,157(8)	1.22%
Philip C. Zerrillo	395,000(9)	2.72%
Officers:
David P. Tusa	496,400(10)	3.01%
Claude Dance	200,000(11)	0.75%
Khairan “Al” Aladwani	45,000(12)	0.06%
Others:
Herb Schneider (13)	800,000	5.51%
All executive officers and directors as a group (10 individuals)	8,139,992(14)	54.36%

   Notes:

(1)
Unless otherwise noted, each of the persons named in the table has sole voting and investment power with respect to the shares reported, subject to community property laws where applicable and the information contained in this table and these notes.

(2)
The percentages indicated are based on, (i) 13,499,489 shares of Common Stock issued and outstanding on the Record Date and (ii) outstanding stock options exercisable within 60 days of the Record Date.

(3)	Includes 310,000 shares that Dr. Kunik has the right to acquire upon the exercise of stock options of which 250,000 are exercisable through November 27, 2009.
(4)
Includes 125,000 shares that Mr. Dalton has the right to acquire upon the exercise of stock options of which all 125,000 are exercisable through November 27, 2009 and 6,938 shares of restricted stock, subject to vesting.

(5)	Includes -0- shares that Mr. Gillman has the right to acquire upon the exercise of stock options and 18,000 shares of restricted stock, subject to vesting.
(6)
Includes -0- shares that Mr. Grow has the right to acquire upon the exercise of stock options and 215,833 shares of restricted stock of which 206,250 shares are subject to the terms of the April 27, 2009 Separation Agreement which provides that 75,000 of the 206,250 shares cannot be sold prior to April 1, 2010 and 131,250 of the 206,250 shares cannot be sold prior to October 31, 2010. Mr. Grow served as the Company’s President and Chief Operating Officer from October 27, 2008 through April 27, 2009.

(7)	Includes -0- shares that Mr. Holmes has the right to acquire upon exercise of stock options and 19,000 shares of restricted stock, subject to vesting.
(8)
Includes 107,407 shares that Mr. Parker has the right to acquire upon exercise of stock options of which all 107,407 are exercisable through November 27, 2009 and 19,750 shares of restricted stock, subject to vesting. Mr. Parker has pledged 53,164 shares of Company common stock owned as collateral for a personal loan with a commercial bank.

(9)
Includes 35,000 shares that Dr. Zerrillo has the right to acquire upon the exercise of stock options of which all 35,000 are exercisable through November 27, 2009 and 25,000 shares of restricted stock, subject to vesting.

(10)	Includes 443,900 shares that Mr. Tusa has the right to acquire upon the exercise of stock options of which 383,900 are exercisable through November 27, 2009.
(11)	Includes 200,000 shares that Mr. Dance has the right to acquire upon the exercise of stock options of which 108,333 are exercisable through November 27, 2009.
(12)	Includes 45,000 shares that Mr. Aladwani has the right to acquire upon the exercise of stock options of which 8,333 are exercisable through November 27, 2009.
(13)	Mr. Schneider’s address is 4027 Sunridge Road, Pebble Beach, California 93953.
(14)	Includes 1,266,307 shares that all directors and executive officers have the right to acquire upon the exercise of stock options of which 1,017,973 are exercisable through November 27, 2009.

PROPOSAL ONE (1)

ELECTION OF DIRECTORS

Nominees

The Bylaws of the Company provide that the Board of Directors shall consist of not fewer than three nor more than fifteen members and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at the Annual Meeting. The Board of Directors of the Company has set the number of directors comprising the Board of Directors at six.

The Corporate Governance Committee of the Board of Directors has nominated the individuals named below to be elected as Directors at the Annual Meeting. Current Board member John R. Grow was not nominated to stand for re-election by the Corporate Governance Committee. Each of the nominees has agreed to stand for election as a director of the Company, to serve until the 2010 Annual Meeting or until their respective successors have been duly elected and qualified.

The table below sets forth the names and ages of the nominees for director and the year each nominee first became a Director of the Company. All of the nominees are presently serving as a Director of the Company.  Biographical information on the nominees is set forth below under "Management."

Name (Age)	Director Since
John W. Dalton (68) Ramsay Gillman (65)	2008 2002
Parris H. Holmes (65)	1998
Dr. Burton J. Kunik (71) F. Gardner Parker (67)	1998 2003
Philip C. Zerrillo (51)	1999

Unless otherwise indicated on any duly executed and dated proxy, the persons named in the enclosed proxy intend to vote the shares that it represents for the election of the nominees listed in the table above for the term specified. Although the Company does not anticipate that the above-named nominees will refuse or be unable to accept or serve as directors of the Company for the term specified, the persons named in the enclosed form of proxy intend, if either of such nominees is unable or unwilling to serve as a director, to vote the shares represented by the proxy for the election of such other person as may be nominated or designated by management, unless they are directed by the proxy to do otherwise.

Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock, represented in person or by proxy at the Annual Meeting, is required for the election of directors. Assuming the receipt by each such nominee of the affirmative vote of at least a plurality of the shares of Common Stock represented at the Annual Meeting, such nominees will be elected as directors. Proxies will be voted in accordance with the specifications marked thereon, and if no specification is made, will be voted "FOR" the nominees.

PROPOSAL TWO (2)

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than that described above.  However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

MANAGEMENT

Set forth below is information with respect to each director and executive officer of the Company as of September 28, 2009. The executive officers are elected by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any two directors or executive officers.

Name	Age	Position
Directors:
Dr. Burton J. Kunik	71	Chairman of the Board, Chief Executive Officer and Director
Ramsay Gillman (1) John W. Dalton (1) (2) (3) John R. Grow(8) Parris H. Holmes (2) (3) (4) F. Gardner Parker (1) (2) (4) (5) Philip C. Zerrillo (3) (4)	65 68 60 65 67 51	Director Director Director Director Director Director
Executive Officers: David P. Tusa Claude A. Dance Scott T. Freeman(6) Khairin “Al” Aladwani(7)	49 50 46 54	Executive Vice President, Chief Financial Officer & Business Development Senior Vice President of Sales and Marketing Vice President of Operations Vice President of Quality Control / Assurance
Notes:
(1)	Member of the Compensation Committee
(2)	Member of the Acquisition Committee
(3)	Member of the Corporate Governance Committee

(4)	Member of the Audit Committee
(5)	Lead Independent Director
(6)	Effective October 1, 2009, Mr. Freeman was appointed as the Company’s Vice President of Operations.
(7)	Effective October 1, 2009, Mr. Aladwani accepted the appointment as the Company’s Vice President of Quality Control / Assurance (previously the Company’s Senior Vice President of Operations)
(8)
Mr. Grow served as the Company’s President and Chief Operating Officer from October 27, 2008 through April 27, 2009. Mr. Grow was not nominated to stand for re-election by the Corporate Governance Committee of the Board of Directors.

The following is a description of the biographies of the Company's executive officers, directors and nominees for director which details their business experience for the past five years.

Dr. Burton J. Kunik has been a director, Chairman of the Board, Chief Executive Officer and President of the Company since July 1998. He founded Sharps Compliance, Inc., now a wholly owned subsidiary of the Company, in May 1994 and has served as a director and Chief Executive Officer of Sharps Compliance, Inc. since that time. Dr. Kunik has 24 years of experience as an endodontist, including management experience of three successful start-up companies in the medical waste and insurance industries. Previously, Dr. Kunik spent five years with 3CI Complete Compliance Corporation, which he co-founded. Its successor, American 3CI currently is engaged in the business of medical waste services in the southeastern and southwestern United States. Other previous business experience includes management roles in real estate, oil and gas, cattle ranching and the travel industry. Dr. Kunik has been very active in the medical waste industry for ten years. He served as Chairman of the Medical Waste Institute in 1992 and has served on the board of the Environmental Industry Association.

John W. Dalton has been a director of the Company since November 2008. Since May of 2004, Mr. Dalton has operated an investment firm, Domaine Capital Properties, where he serves as principal owner and founder. Prior to May 2004, Mr. Dalton was a Vice President of RBC Dain Rauscher, Inc. (“RBC”), a full-service brokerage and investment firm. Mr. Dalton was employed by RBC for 38 years. Mr. Dalton was a director of Cleveland Bank and Trust from 1976 to 1980. In 1982 Mr. Dalton was appointed by the then Governor of the State of Texas to the Texas Motor Vehicle Commission where he served in various roles including Chairman from 1982 to 1987.

Ramsay Gillman has served as a director of the Company since July 2002.  He also served as the Director of the South Texas region for the National Automobile Dealers Association (NADA) from 1989 through 1999 and was elected President of NADA in 1997.   Currently, Mr. Gillman serves as a Trustee for the NADA Charitable Foundation and for the NADA Dealers Election Action Committee.  He has also served as President of the Houston Automobile Dealer’s Association, Vice President of the Texas Automobile Dealer’s Association and was appointed Vice Chairman of the Texas Motor Vehicle Commission from 1984 through 1987 by the then Governor of the State ofTexas.

John R. Grow has served as a director of the Company since September 2005.  Mr. Grow served as the Company’s President and Chief Operating Officer from October 27, 2008 through April 27, 2009. Mr. Grow has not been nominated to stand for re-election by the Corporate Governance Committee of the Board of Directors at the Annual Meeting. Mr. Grow was one of the founding members (1990) and President of Accredo Health, Inc., a provider of specialty biopharmaceuticals and services. Under his leadership, Accredo grew to a $1.5 billion company since going public in 1999 until his retirement in 2004. Prior to his career with Accredo Health, Mr. Grow was a Vice President with Caremark Homecare (home infusion services) from 1984 through 1988 and American Hospital Supply (medical surgical manufacturing and distribution) from 1973 through 1984. Mr. Grow is currently a private investor.

Parris H. Holmes has been a director of the Company since July 1998. He previously served on the Company's Board of Directors from March 1992 until April 1996. Mr. Holmes served as Chairman of the Board and Chief Executive Officer of New Century Equity Holdings Corporation from May 1996 to June 2004.  Mr. Holmes served as both Chairman of the Board and Chief Executive Officer of USLD

Communications Corp., formerly U.S. Long Distance Corp. (“USLD”), from September 1986 until August 1996, and served as Chairman of the Board of USLD until June 2, 1997.  Prior to March 1993, Mr. Holmes also served as President of USLD.  Mr. Holmes was a member of the Board of Directors of Princeton eCom Corporation, a leading provider of electronic bill presentment and payment services, from September 1998 until March 2004.  Mr. Holmes served as a member of the Board of Directors of Tanisys Technology Inc., through January 2002.

F. Gardner Parker has been a director of the Company since February 2003.  Mr. Parker serves on the board of directors of four other public companies, including: Camden Property Trust, Pinnacle Oil & Gas, Hercules Offshore, and Carrizo Oil & Gas. Mr. Parker also serves as a director of the following private companies: Gillman Automobile Dealerships, Net Near U Communications, Camp Longhorn, Inc., Sherwood Healthcare Inc., Overpar, Inc. and Norton Ditto. Mr. Parker was previously with Ernst & Ernst (now Ernst &Young LLP) for 14 years, seven of which he served as a partner.   Mr. Parker is NACD Board Certified.

Philip C. Zerrillo, Ph.D., has been a director of the Company since September 1999. Dr. Zerrillo served, from 1999 - 2004, as Associate Dean and Executive Director of the Executive Education program at the University of Texas in Austin. Dr. Zerrillo has also served, from 2000 - 2002, as the Graduate Business Dean at the University of Texas in Austin. He has a visiting professor at several universities, including Thammasat University (Thailand), Hebrew University (Israel), IMADEC University (Austria), Helsinki School of Economics (Singapore) and The Luiss Guido Carli School of Management (Rome). Dr. Zerrillo is also the author of numerous published articles in the fields of distribution channel management and business system innovation. Dr. Zerrillo is currently a Visiting Professor at the Northwestern University JL Kellogg Graduate School of Management. Dr Zerrillo also consults internationally.

David P. Tusa, CPA, Executive Vice President, Chief Financial Officer and Business Development joined the Company in February 2003.  Mr. Tusa was the Executive Vice President, Chief Financial Officer of New Century Equity Holdings Corp. (formerly known as Billings Concepts Corp.) from August 1999 until June 2004. Prior to New Century, Mr. Tusa was Executive Vice President and Chief Financial Officer of U.S. Legal Support, a provider of litigation support services, during the period from September 1997 to August 1999.  Mr. Tusa also served as Senior Vice President and Chief Financial Officer of Serv-Tech, Inc., a publicly-held provider of specialty services to industrial customers in multiple industries, from April 1994 through August 1997.  Additionally, Mr. Tusa was with CRSS, Inc., a publicly-held diversified services company from May 1990 through April 1994.  Mr. Tusa served on the Board of Directors of Tanisys Technology, Inc., a developer and marketer of semiconductor testing equipment from August 2001 to March 2003.  Mr. Tusa served as a member of the Board of Directors of Princeton eCom, a leading application service provider for electronic and Internet bill presentment and payment solutions from December 2001 to June 2002.   Mr. Tusa served as an advisor to the Board of Directors of the Company from October 2001 to February 2003.

Claude A. Dance, Senior Vice President of Sales and Marketing joined the Company in August of 2007 as the Vice President of Sales - Emerging Markets.  Mr. Dance was promoted to Senior Vice President of Sales and Marketing in December 2007 with responsibility for national, regional and inside sales efforts, as well as marketing and customer service functions.  Mr. Dance comes to the Company from Capital Returns Inc., a leading reverse logistics company, where he served in various key roles including Senior Vice President of Sales and Marketing. Prior to Capital Returns, Mr. Dance served in various sales and management roles with Pharmerica, a division of AmerisourceBergen, Cardinal Health and Wyeth Pharmaceuticals. Mr. Dance graduated in 1981 with a BA in Marketing and earned an MA in 1983, both from Northwestern State University of Louisiana.

Scott T. Freeman joined the Company in October of 2009 as its Vice President of Operations. Prior to joining the Company, Mr. Freeman was the Vice President of OxySure Systems Inc., a developer and manufacturer of medical devices. Prior to OxySure, he served in various operational and management roles with Presco Products, Lone Star Plastics, Sonopress, Inc., and Mobil Oil Corporation.  Mr. Freeman has nearly 25 years of leadership experience in developing business and operational functions and enhancing overall efficiencies in rapidly expanding businesses.  Mr. Freeman, a licensed Professional Engineer, earned his Bachelor of Science in Petroleum Engineering at the University of Texas.

Khairan “Al” Aladwani, Vice President of Quality Control / Assurance joined the Company in March 2008 (originally as the Company’s Senior Vice President of Operations until October 1, 2009).  Prior to his employment with the Company, Mr. Aladwani served as Vice President of Operations for Generic Medical Devices (“GMD”), a developer and manufacturer of medical devices.  Prior to GMD, Mr. Aladwani served in various operational roles with Cyberonics, Inc., Creos Medical and Ohmeda Medical. Mr. Aladwani has extensive medical device, FDA and ISO experience as well as lean manufacturing certification from Purdue University. Mr. Aladwani graduated in 1978 with a BA in Business Administration from Kuwait University.

CORPORATE GOVERNANCE

  Director Independence

The Board has determined that each of Messrs. Parker, Dalton, Holmes, and Zerrillo is an “independent director” within the meaning of the applicable rules of the SEC and the NASDAQ Capital Market.  The Audit Committee, Compensation Committee, Acquisition Committee and Corporate Governance Committee of the Board are composed entirely of independent directors.

  Lead Independent Director

In November 2008, director F. Gardner Parker was named Lead Independent Director of the Company’s Board of Directors. The Board of Directors considers it to be useful and appropriate to designate a non-employee director to serve in a lead capacity to coordinate the activities of the other non-employee directors and to perform such other duties and responsibilities as the Board of Directors may determine.  The responsibilities of the Lead Independent Director include, but are not limited to, the following, (i) advising the Chairman as to an appropriate schedule of Board meetings, seeking to ensure that the non-employee directors can perform their duties responsibly while not interfering with on-going Company operations, (ii) approving with the Chairman the information, agenda and the meeting schedules for the Board of Directors and Board Committee meetings, (iii) advising the Chairman as to the quality, quantity and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties, (iv) calling meetings of the non-employee directors and (v) serving as principal liaison between the non-employee Directors and the Chairman on sensitive issues.

COMMITTEES, MEETINGS AND BOARD COMPENSATION

  Board and Committee Meetings

The Board of Directors meets on a quarterly basis and holds special meetings whenever circumstances require.  The Board held four regularly scheduled quarterly meetings and two special meetings during the fiscal year 2009.  The independent Board members meet in executive session at each quarterly and special Board of Directors meeting. The Board has an Audit Committee, a Compensation Committee, an Acquisition Committee and a Corporate Governance Committee. During 2009, each of the directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which he served that were held during the period in which he served as a director or committee member.

Committees of the Board

The Board currently has four standing committees:  Audit, Compensation, Acquisition and Corporate Governance.

Audit Committee Report.  The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of the Company’s internal controls and financial statements and the audit process.  The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent,” as required by applicable standards of the SEC.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. Messrs. Zerrillo, Holmes and Parker are the current members of the Audit Committee. The Company’s Board has determined that Mr. Parker is an independent director who, in light of his experience detailed above, qualifies as an audit committee financial expert, as that term is defined by the applicable listing standards of the NASDAQ Stock Market and SEC rules. The Audit Committee is responsible for pre-approving all services provided by the Company’s independent registered public accounting firm, UHY LLP (“UHY”).

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Company’s independent registered public accounting firm, UHY, is responsible for performing an audit of the consolidated financial statements in accordance with generally accepted auditing standards and assessing the effectiveness of the Company’s internal controls over financial reporting. In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm.  The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, SAS 112, Communicating Internal Control Related Matters Identified in an Audit, as amended and currently in effect SAS No. 112.  The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.  The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and has discussed with the independent registered public accounting firm its independence.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and UHY to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009.  The Audit Committee met four times in fiscal year 2009.

The Audit Committee:  F. Gardner Parker (chairman), Philip C. Zerrillo, and Parrish H. Holmes Jr.

The Compensation Committee has furnished the following report on the Company’s executive compensation policies.  This report describes the Compensation Committee’s policies applicable to the compensation of the Company’s executive officers and provides specific information regarding the compensation of the Company’s Chief Executive Officer. The information contained in this “Compensation Committee Report on Executive Compensation” shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee currently is comprised of three outside directors, Messrs. Gillman, Dalton, and Parker, and administers and oversees all aspects of the Company’s Executive Compensation Policy and reports its determinations to the Board of Directors.  The Compensation Committee’s overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values.  The Compensation Committee approves the design of, assesses the effectiveness of and administers executive compensation programs in support of the Company’s compensation policies.  The Compensation Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters.

Compensation Philosophy The Company’s executive compensation policies have four primary objectives: to attract and retain highly competent executives to manage the Company’s business, to offer executives appropriate incentives for accomplishment of the Company’s business objectives and strategy, to encourage stock ownership by executives to enhance mutuality of interest with stockholders and to maximize long-term stockholder value.

Elements of Compensation The key elements of the Company’s executive compensation are base salary, annual incentive and long-term incentive.  These key elements are addressed separately below.  In determining compensation, the Compensation Committee considers all elements of an executive’s total compensation package.

Base Salary Base salaries for executives are determined initially by evaluating the executive’s level of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Increases to base salaries are driven primarily by individual performance.  Individual performance is evaluated based on sustained levels of individual contribution to the Company.  When evaluating individual performance, the Compensation Committee considers the executive’s efforts in promoting Company values, continuing educational and management training, improving product quality, developing relationships with customers and vendors and demonstrating leadership abilities among co-workers.

Annual Incentive Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive.  Factors considered include Company performance versus expectations, as well as individual accomplishments.  The Compensation Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors.  The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive.  The Compensation Committee believes that the Company’s performance versus expectations and individual accomplishments require subjectivity on the part of the Committee when determining incentive payments.

Long-Term Incentive The Company’s long-term compensation philosophy provides that long-term incentives should relate to improvement in stockholder value, thereby creating a mutuality of interests between executives and stockholders.  Additionally, the Compensation Committee believes that the long-term security of executives is critical for the perpetuation of the Company.  Long-term incentives are provided to executives through the Company’s 1993 Stock Plan, in the form of stock options and restricted stock awards.

Stock Options Stock options, when awarded, have been granted at an option price not less than the fair market value of the Common Stock on the date of grant.  Accordingly, stock options have value only if the price of the Common Stock appreciates after the date the options are granted.  The design focuses executives on the creation of stockholder value over the long-term and encourages equity ownership in the Company.

The Compensation Committee met three times during the fiscal year ended June 30, 2009.

The Compensation Committee:  John W. Dalton (co-chairman), Ramsay Gillman (co-chairman) and F. Gardner Parker

The Acquisition Committee reviews the Company’s acquisition strategy and candidates as presented by the Company’s senior management. As part of the process, the Acquisition Committee also reviews and provides guidance with respect to negotiations, letters of intent and final transaction terms and conditions. The Acquisition Committee also approves acquisition transactions and makes formal recommendations to the Board of Directors. The Acquisition Committee did not meet during the fiscal year ended June 30, 2009.

The Acquisition Committee:  Parris H. Holmes (chairman), John W. Dalton and F. Gardner Parker.

The Corporate Governance Committee is appointed by the Board of Directors to ensure that the Board is appropriately constituted to meet its fiduciary obligations to the Company and its stockholders. The Corporate Governance Committee assists in monitoring and shaping the corporate governance of the Company and assists the Board in connection with Board nominations matters.  The Corporate Governance Committee shall periodically review and assess the adequacy of the Company’s Code of Ethics and make recommendations to the Board regarding any amendments, modifications or waivers of the provisions thereof.

The Committee is composed of at least three members of the Board, each of whom meets the independence requirements under the applicable listing standards of the NASDAQ Capital Market and the SEC. The members of the Corporate Governance Committee shall be elected by the Board and serve until their successors are duly appointed and qualified. The Board shall elect the members of the Committee annually. The Board shall have the power at any time to change the membership of and fill vacancies in the Committee, subject to the satisfaction of such new member(s) of the membership requirements.

The principal responsibilities and functions of the Corporate Governance Committee are as follows:

•	review and make recommendations to the Board annually with respect to the composition, size and needs of the Board;
•
recommend criteria for Board membership, including the minimum qualifications for a nominee and the qualities and skills that the Corporate Governance Committee believes are necessary or desirable for a Board member to possess;

•
lead the search in identifying individuals qualified to become Board members.  Before recommending a nominee, review and conduct the appropriate and necessary inquires into the background and qualifications of possible candidates for director;

•
recommend a slate of director nominees for approval by the Board and election by the stockholders in connection with the Annual Meeting of Stockholders.  Recommend new directors for approval and election by the Board to fill vacancies on the Board, including any newly created directorships, as needed;

•	review stockholder nominations for candidacy to the Board, if any, and any shareholder proposals affecting corporate governance and make recommendations to the Board accordingly;

•	review the composition of each committee of the Board and present recommendations to the Board for committee membership annually and to fill vacancies as needed;
•	periodically review overall corporate governance principles, procedures and practices of the Company and make recommendations to the Board as appropriate;
•	periodically review and report to the Board on the effectiveness of corporate governance;
•
periodically review the Charter of the Corporate Governance Committee, the Company’s Certificate of Incorporation, Bylaws and other corporate governance documents and recommend any changes or amendments to the Board, as the Committee deems appropriate, including changes necessary to satisfy any applicable requirements of the NASDAQ Capital Market, the SEC and any other regulatory requirements;

•	monitor the independence of directors under all applicable rules and regulations;
•	review any potential conflicts of interest between the directors or its executive officers and the interests of the Company;
•	oversee and review the Company’s processes for providing information to the Board so that the Board obtains appropriately detailed information in a timely fashion;
•	periodically review and assess the adequacy of the Company’s Code of Ethics and make recommendations to the Board regarding any proposed modifications or waivers of such Code of Ethics; and
•	provide a report of the Corporate Governance Committee’s activities to the full Board of Directors not less than once per year.

In addition to the responsibilities listed above, the Corporate Governance Committee shall undertake such other duties as the Board delegates to it and perform such other activities as are consistent with this charter.

Stockholders desiring to make recommendations for candidacy to the Board should submit such recommendations to David P. Tusa, Corporate Secretary, Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054. The Corporate Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates.

The Corporate Governance Committee met two times during the fiscal year ended June 30, 2009.

The Corporate Governance Committee:  Philip C. Zerrillo (chairman), John W. Dalton and Parrish H. Holmes.

DIRECTOR COMPENSATION

The following table provides information about compensation earned for the fiscal year ended June 30, 2009 by non-employee members of the Board of Directors.

Name	Fees Earned or Paid in Cash	Restricted Stock Grants ($)(1)
Ramsay Gillman	$18,000	$23,125(2)
John W. Dalton	$14,000	$12,835(3)
John R. Grow	$8,000	$24,375(4)
Parish H. Holmes	$18,000	$24,375(4)
F. Gardner Parker	$18,000	$25,625(5)
Dr. Philip Zerrillo	$18,000	$31,250(6)

       Notes:
(1)
As required by SEC rules, amounts in this column represent the stock-based compensation expense required by SFAS 123R which was included (disclosed) in the Company’s financial statements, exclusive of the effect of forfeitures (“Stock Expense”).

(2)	Represents Stock Expense associated with 9,250 restricted shares granted on June 9 2008.
(3)	Represents Stock Expense associated with 6,938 restricted shares granted on December 1, 2008.
(4)	Represents Stock Expense associated with 9,750 restricted shares granted on June 9, 2008.
(5)	Represents Stock Expense associated with 10,250 restricted shares granted on June 9, 2008
(6)	Represents Stock Expense associated with 12,500 restricted shares granted on June 9, 2008.

Non-Employee Board of Director Compensation Policy

Fiscal Year 2009

On June 9, 2008, the Compensation Committee of the Board of Directors approved a revised director compensation policy for the Company’s non-employee directors. The revised policy replaces the prior director compensation policy for the Company’s non-employee directors and is effective for the fiscal year 2009 (beginning July 1, 2008). Under the revised policy, each non-employee director will receive compensation as follows: (i)  8,000 shares of restricted stock, vesting over three years in equal annual installments (one third at each anniversary date), subject to the non-employee director’s continued service to the Company through each vesting date, (ii)  an  annual retainer for all non-employee directors of $16,000, paid $4,000 subsequent to each attended quarterly Board of Directors meeting (no more than two meetings attended telephonically), (iii)  1,500 shares of restricted stock for the chairperson of the Audit Committee and 750 shares of restricted stock for the Audit Committee member (vesting over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date), (iv) 750 shares of restricted stock for the chairperson of the Compensation Committee and 500 shares of restricted stock for each member of the Compensation Committee (vesting over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date), (v) 500 shares of restricted stock for each member of the Acquisition Committee (vesting over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date), (vi) 1,000 shares of restricted stock for the chairperson of the Corporate Governance Committee and 500 shares of restricted stock for each Corporate Governance Committee member (vesting over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date), (vii) 3,000 shares of restricted stock for the Lead Independent Director (vesting over three years in equal annual installments, subject to the non-employee director’s continued service to the Company through each vesting date) and (viii) each non-employee director will  receive fees of $1,000 for each special Board of Directors meeting attended in person or via telephone.

On June 9, 2008, a total of 51,500 restricted shares of the Company’s common stock were granted to directors under the above noted Non-Employee Board of Director Compensation Policy. These grants represent the equity component of director compensation to be earned during fiscal year ended June 30, 2009.

Fiscal Year 2010

On September 25, 2009, the Compensation Committee of the Board of Directors approved fiscal year 2010 Board of Director compensation for the Company’s non-employee directors, as follows: (i)  8,000 shares of restricted stock, vesting on a quarterly basis over the fiscal year ended June 30, 2010, subject to the non-employee director’s continued service to the Company through each vesting date, (ii)  an  annual retainer for all non-employee directors of $24,000, paid $6,000 subsequent to each attended quarterly Board of Directors meeting (no more than two meetings attended telephonically), (iii)  1,500 shares of restricted stock for the chairperson of the Audit Committee and 750 shares of restricted stock for the Audit Committee member (vesting on a quarterly basis over the fiscal year ended June 30, 2010, subject to the non-employee director’s continued service to the Company through each vesting date), (iv) 750 shares of restricted stock for the chairperson of the Compensation Committee and 500 shares of restricted stock for each member of the Compensation Committee (vesting on a quarterly basis over the fiscal year ended June 30, 2010, subject to the non-employee director’s continued service to the Company through each vesting date), (v) 500 shares of restricted stock for each member of the Acquisition Committee (vesting on a quarterly basis over the fiscal year ended June 30, 2010, subject to the non-employee director’s continued service to the Company through each vesting date), (vi) 1,000 shares of restricted stock for the chairperson of the Corporate Governance Committee and 500 shares of restricted stock for each Corporate Governance Committee member (vesting on a quarterly basis over the fiscal year ended June 30, 2010, subject to the non-employee director’s continued service to the Company through each vesting date), (vii) 3,000 shares of restricted stock for the Lead Independent Director (vesting on a quarterly basis over the fiscal year ended June 30, 2010, subject to the non-employee director’s continued service to the Company through each vesting date) and (viii) each non-employee director will  receive fees of $1,000 for each special Board of Directors meeting attended in person or via telephone.

EXECUTIVE COMPENSATION

The following table sets forth compensation earned by the Company's Chief Executive Officer and the other two highly paid officers for the fiscal year ended June 30, 2009 whose total salary and bonuses exceeded $100,000.

Summary Compensation Table
Name and Principal	Fiscal			Stock Option	All Other
Position	Year	Salary ($)	Bonus($)(1)	Awards ($)(2)	Comp($)	Total
Dr. Burton J. Kunik Chairman of the Board, and Chief Executive Officer	2009 2008	$260,000 $230,000	$104,000 -	- -	$32,164(3) $30,923(4)	$396,164 $260,923
David P. Tusa Exec.Vice President,CFO & Business Development	2009 2008	$250,000 $250,000	$100,000 -	$87,000 -	$11,982(5) $11,802(6)	$448,982 $261,802
Claude Dance Sr. Vice President Sales & Marketing	2009 2008	$200,000 $143,538	$50,000 -	$87,000 $11,800	$2,500(7) $1,236(7)	$339,500 $156,574

Notes:
(1)	Bonuses are reported for the fiscal year earned even if paid in the following fiscal year.
(2)
As required by SEC rules, amounts in this column represent the stock-based compensation expense required by SFAS 123R which was included (disclosed) in the Company’s financial statements, exclusive of the effect of forfeitures.

(3)	Amount represents $16,960 in Company-paid medical insurance premiums and $15,202 in Company-paid vehicle related expenses
(4)	Amount represents $16,321 in Company-paid medical insurance premiums and $14,602 in Company-paid vehicle related expenses.
(5)	Amount represents Company-paid medical-related insurance premiums of $9,240 and Company-paid 401(k) matching funds of $2,741.
(6)	Amount represents Company-paid medical-related insurance premiums of $9,240 and Company-paid 401(k) matching funds of $2,562.
(7)	Amount represents Company-paid 401(k) matching funds.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about the outstanding options held by the Executive Officers as of June 30, 2009.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Burton J. Kunik	250,000(1)	-	$0.80	5/20/2010

David P. Tusa	75,000(2)	-	$1.12	3/12/2010
	75,000(3)	-	$0.84	7/14/2010
	22,500(4)	-	$1.05	7/18/2009
	100,000(5)	-	$2.10	11/6/2015
	150,000(6)	-	$0.95	10/11/2011
	50,000(7)	-	$0.60	8/22/2012

Claude Dance	16,667(8)	8,333(9)	$3.01	12/24/2014
	25,000(10)	50,000(11)	$2.40	3/26/2015
	100,000(12)	-	$2.10	11/6/2015

Khairan “Al” Aladwani	8,333(13)	16,667(14)	$2.80	6/23/2015

Notes:
(1)	Represents the vested portion of the option to purchase 250,000 shares granted to Dr Kunik on 5/20/2003. This option expires on 5/20/2010.
(2)	Represents the vested portion of the option to purchase 75,000 shares granted to Mr. Tusa on 3/12/2003. This option expires on 3/12/2010.
(3)	Represents the vested portion of the option to purchase 75,000 shares granted to Mr. Tusa on 7/14/2003. This option expires on 7/14/2010.
(4)	Represents the vested portion of the option to purchase 22,500 shares granted to Mr. Tusa on 7/18/2002. This option expires on 7/18/2009.
(5)	Represents the vested portion of the option to purchase 100,000 shares granted to Mr. Tusa on 11/6/2008. This option expires on 11/6/2015.
(6)	Represents the vested portion of the option to purchase 150,000 shares granted to Mr. Tusa on 10/8/2004. This option expires on 10/8/2011.
(7)	Represents the vested portion of the option to purchase 50,000 shares granted to Mr. Tusa on 8/22/2005. This option expires on 8/22/2012.
(8)	Represents the vested portion of the option to purchase 25,000 shares granted to Mr. Dance on 12/24/2007. This option expires 12/24/2014.
(9)	Represents the unvested portion of the option to purchase 25,000 shares granted to Mr. Dance on 12/24/2007. This option expires 12/24/2014.
(10)	Represents the vested portion of the option to purchase 75,000 shares granted to Mr. Dance on 3/26/2008. This option expires 3/26/2015.
(11)	Represents the unvested portion of the option to purchase 75,000 shares granted to Mr. Dance on 3/26/2008. This option expires 3/26/201.
(12)	Represents the vested portion of the option to purchase 100,000 shares granted to Mr. Dance on 11/6/2008. This option is fully vested and expires on 11/6/2015.

(13)	Represents the unvested portion of the option to purchase 25,000 shares granted to Mr. Aladwani on 6/23/2008. This option expires 6/23/2015.
(14)	Represents the vested portion of the option to purchase 25,000 shares granted to Mr. Aladwani on 6/23/2008. This option expires 6/23/2015.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of June 30, 2009 regarding the equity compensation plans under which the Company’s equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (3) (a)	Weighted – average exercise price of outstanding options, warrants and rights (4) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holder (1)	1,254,960	$1.28	536,006
Equity compensation plans not approved by security holders (2)	215,000	$0.90	N/A
Total	1,469,960	$1.23	536,006

Notes:
(1)	Represents unexercised stock options issued under the 1993 Sharps Compliance Corp. Stock Plan.
(2)	Represents Board of Director approved options to purchase unregistered common stock of the Company.
(3)	Includes the effect of 71,960 unvested shares of Restricted Stock issued to directors as the equity portion of their annual compensation.
(4)	Weighted average exercise price excludes effect of 71,960 Restricted Shares noted in 3 above.

EMPLOYEE BENEFIT PLANS

Sharps Compliance Corp. 1993 Stock Plan

General. Effective November 16, 1993, the stockholders of the Company approved the Sharps Compliance Corp. 1993 Stock Plan (the “Stock Plan”). Under the Stock Plan, (a) employees of the Company and any subsidiary of the Company may be awarded incentive stock options ("ISOs"), as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) employees, consultants and affiliates or any other person or entity, as determined by the Administrator to be in the best interests of the Company, may be granted (i) stock options which do not qualify as ISOs ("Non-qualified Options"), (ii) awards of stock in the Company ("Awards"), (iii) stock appreciation rights ("SARs") in conjunction with, or independently of, options granted thereunder, (iv) performance awards in the form of units ("Units") representing phantom shares of stock, (v) non-employee director options and (vi) opportunities to make direct purchases of stock in the Company ("Purchases"). ISOs and Non-qualified Options are collectively referred to as "Options," and together with Awards, SARs, Units, Purchases and non-employee director options are collectively referred to as "Stock Rights."

Shares Subject to the Stock Plan. The Stock Plan currently authorizes the issuance of up to 4,000,000 shares. At September 28, 2009, 316,006 shares are available for issuance under the Stock Plan. If any Stock Right granted under the Stock Plan terminates, expires or is surrendered, new Stock Rights may thereafter be granted covering such shares.

Administration. The Stock Plan is administered by the Board of Directors (the "Administrator"). Subject to the terms of the Stock Plan, the Administrator has the authority to determine the persons to whom Stock Rights (except non-employee director options) shall be granted, the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Stock Rights shall be granted, whether each option granted shall be an ISO or a Non-qualified Option, whether restrictions such as repurchase options are to be imposed on shares subject to Stock Rights and the nature of such restrictions, if any. The interpretation or construction by the Administrator of the Stock Plan or with respect to any Stock Rights granted thereunder shall, unless otherwise determined by the Board of Directors, be final. The option price for ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant, or 110% of the fair market value with respect to any ISO issued to a holder of 10% or more of the Company's shares. There is no price requirement for Non-qualified Stock Options. In no event may the aggregate fair market value (determined on the date of the grant of an ISO) of Common Stock for which ISOs granted to any employee under the Stock Plan are exercisable for the first time by such employee during any calendar year exceed $100,000. The Stock Plan further directs the Administrator to set forth provisions in Option agreements regarding the exercise and expiration of Options according to stated criteria. The Administrator oversees the methods of exercise of Options, with attention being given to compliance with appropriate securities laws and regulations. The Stock Plan permits the use of already owned Common Stock as payment for the exercise price of Stock Rights.

Eligibility for Granting of Stock Rights. ISOs may be granted under the Stock Plan only to employees of the Company. Non-qualified Options, SARs and Units may be granted to any officer, employee, consultant or affiliate of the Company, or any other person or entity, as determined by the Administrator to be in the best interests of the Company.

Awards. Restricted stock awards may be granted under the Stock Plan at the discretion of the Administrator. The grantee purchases the number of shares subject to the Award, usually for a nominal price such as the par value. The shares, however, are held in escrow and may not be sold until they are vested in accordance with the terms of the grant, such as continued employment for a specific period of time, accomplishment by the Company of certain goals, or a combination of criteria. Upon termination of the Award, all unvested shares are repurchased by the Company for the same nominal purchase price originally paid for the stock. On June 9, 2008, the Company issued 51,500 Awards to non-employee Directors as partial compensation for service to be provided in fiscal year 2008 (see Revised Non-Employee Board of Director Compensation Policy above).

Stock Appreciation Rights. Options (except non-employee director options) granted under the Stock Plan may be granted in tandem with SARs ("tandem SARs") or independently of and not in tandem with an Option ("naked SARs"). SARs will become exercisable at such time or times, and on such conditions, as specified in the grant. Any tandem SAR granted with an ISO may be granted only at the date of grant of such ISO. Any tandem SAR granted with a Non-qualified Option may be granted either at or after the time such Option is granted. As of September 30, 2009, the Company had not granted any SARs under the Stock Plan.

A tandem SAR is the right of an optionee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the fair market value per share on the date which such SAR is exercised over the option price per share as provided in the related underlying Option. A tandem SAR granted with an Option shall pertain to, and be exercised only in conjunction with, the related underlying Option granted under the Stock Plan and shall be exercisable and exercised only to the extent that the underlying Option is exercisable. The tandem SAR shall become either fully or partially non-exercisable and shall then be fully or partially unexercisable and fully or partially forfeited if the exercisable portion, or any part thereof, of the underlying Option is exercised, and vice versa.

A naked SAR may be granted irrespective of whether the recipient holds, is being granted or has been granted any Options under any stock plan of the Company. A naked SAR may be granted irrespective of whether the recipient holds, is being granted or has been granted any tandem SARs. A naked SAR may be made exercisable without regard to the exercisability of any Option.

Units. The Stock Plan provides that performance awards in the form of Units may be granted either independently of or in tandem with a Stock Right, except that such Units shall not be granted in tandem with ISOs. Units granted shall be based on various performance factors and have such other terms and conditions at the discretion of the Administrator. As of September 30, 2009, the Company had not granted any Units under the Stock Plan.

Termination and Amendment of the Stock Plan. The Board of Directors may terminate or amend the Stock Plan in any respect or at any time, except that no amendment requiring stockholder approval under the provisions of the Code and related regulations relating to ISOs or under Rule16b-3 will be effective without approval of stockholders as required and within the times set by such rules.

EXECUTIVE INCENTIVE COMPENSATION PLAN

The Compensation Committee of the Board of Directors (“Committee”)  of the Company has adopted its Executive Incentive Compensation Plan effective for the fiscal year ended June 30, 2010 and 2011.  The Executive Incentive Compensation Plan (the “Plan”) is designed to allow eligible executive full-time employees to share in achievements based on attainment of pre-established Company financial performance as well as achievement of individual goals.  The Plan is designed to motivate and reward eligible participants whose performance is considered by the Committee to be critical and integral to the overall success of the Company.

Eligibility and Plan Year

Plan eligibility is determined by the Committee. For the fiscal years ending June 30, 2010 and 2011 participation in the Plan is limited to the Company’s Chief Executive Officer, Chief Financial Officer and Sr. Vice President of Sales and Marketing. The Committee may, at its sole discretion, add other Company executives as participants to the Plan.

Elements of the Plan

Each eligible participant has a target bonus, calculated as a specified percentage of that executive’s then current annual salary. For the fiscal year ending June 30, 2010 and 2011 the specified percentage of participant’s annual salary is 60% for each of the Chief Executive Officer, Chief Financial Officer and Sr. Vice President of Sales and Marketing. The bonus amount will be computed based upon achievement of goals in three categories:  (1) positioning the Company for future growth, (2) the achievement of fiscal year budgeted earnings and (3) achievement of fiscal year budgeted revenues.

Individual Performance Element (determines 25% of target bonus)

The computation of this portion of the target bonus will be based upon accomplishments of the Company and the executive participants designed to position the Company for future growth. The Committee will review accomplishments prepared by executive participants and determine achievement of the goal in their sole discretion.

Earnings Performance Element (determines 25% of target bonus)

Achievement of this element will be based upon the Company meeting the budgeted net earnings goal for the respective fiscal year.

Revenue Performance Element (determines 50% of target bonus)

Achievement of this element will be based upon the Company meeting the budgeted consolidated revenue goal for the respective fiscal year.

With respect to the Sr. Vice President of Sales and Marketing one-half of this element will be based upon achievement by the Company of its budgeted revenue goal for its Core Business (excludes MWMS-related revenues) and one-half based upon achievement by the Company of its budgeted revenue goal for the consolidated revenues of the Company.

In addition to the above, executive participants will recommend to the Committee a fiscal year bonus pool for non-executive employees.

Eligibility and Payments to Participants

The participant must be an active, full-time employee of the Company on the last day of the fiscal year for which the incentive award is earned to be entitled to the bonus.

Awards shall be paid in cash less applicable taxes, no later than five (5) days of the public release of the Company’s annual fiscal yearend financial results or such earlier date as deemed appropriate by the Committee.

The Plan, as set forth in this document, represents the general guidelines the Committee presently intends to utilize to determine executive incentive compensation.  If, however, at the sole discretion of the Committee, the Company’s best interest is served by applying different guidelines in special or for unusual circumstances, it reserves the right to do so. The Committee reserves the right to amend or discontinue this Plan at any time in the best interests of the Company and its shareholders.  Without in anyway limiting the foregoing rights of the Company, should a material business event, significant customer contract, acquisition, disposition or change in control occur during the Plan period, the Committee reserves the right to amend or supplement the Plan following such event in such manner as the Committee, in its sole discretion, deems appropriate.

The Committee shall have full power and authority to interpret and administer the Plan and shall be the sole arbiter of all manners of interpretation and application of the Plan and the Committee’s determination shall be final.  Any inconsistencies that may occur between the Plan provisions and the calculation of the incentive results will be interpreted and resolved on an individual basis by the Committee.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

The Company entered into an employment agreement with Dr. Burton J. Kunik on December 11, 2002 and (effective January 1, 2003). This agreement provided for a two-year term, unless terminated as provided therein, an annual salary of $200,000 and an incentive bonus at the discretion of the Compensation Committee.  In conjunction with the execution of the Agreement in December 2002, Dr. Kunik received a cash bonus in the amount of $80,000.  The Company entered into a new employment agreement with Dr.

Kunik on November 29, 2004 (effective December 1, 2004).  This agreement superseded the agreement dated December 11, 2002 noted above.  This agreement provides for a three-year term, unless terminated as provided therein, an annual salary of $200,000 and an incentive bonus at the discretion of the Compensation Committee. The agreement automatically renewed on December 1, 2007 for a two (2) year period (i.e., December 1, 2009) and will also automatically renew for a two (2) year period on December 31, 2009 (i.e., through December 31, 2011).  On November 15, 2007, the Compensation Committee of the Board of Directors approved an increase in Dr. Kunik’s annual salary to $260,000 effective December 31, 2007.

The employment agreement with Dr. Kunik provides that if he is terminated without "cause" (as defined in the employment agreement) he shall continue to be paid by the Company at his then effective base salary for a full twelve (12) month period. Additionally, any outstanding stock options held by Dr. Kunik would become fully vested and exercisable.

The employment agreement with Dr. Kunik also provides that if, at any time within twenty-four (24) months of a change of control (as defined in the employment agreement), the employee ceases to be an employee by reason of, (i) termination by the employer without "cause" (as defined in the employment agreement) or (ii) voluntary termination by the employee for "good reason” (as defined in the employment agreement), Dr. Kunik would be entitled to, at his sole option,  to either (i) his then effective base salary through the remaining term of the employment agreement or (ii) a lump-sum payment equal to his then effective base salary for a twenty-four (24) month period. Additionally, any outstanding stock options held by Dr. Kunik would become fully vested and exercisable.

The Company entered into an employment agreement with its Executive Vice President and Chief Financial Officer and Business Development, David P. Tusa, on July 14, 2003.  The employment agreement was amended effective June 21, 2004 to reflect an increase in the annual base salary to $225,000.  The employment agreement was amended on August 19, 2005 to reflect an increase in Mr. Tusa’s annual base salary to $250,000. The agreement expires one year from its effective date, subject to automatic annual extensions. The employment agreement further provides that if the Company terminates the employment without cause any time during the term, Mr. Tusa would be entitled to severance equal to twelve (12) month's salary, plus a pro-rata portion of any earned bonus. Additionally, Mr. Tusa would be entitled to continuation of all employee benefits until the earlier of the end of the severance period or employment with another organization.

The Company entered into an employment agreement to promote Claude Dance to Senior Vice President of Sales and Marketing, on December 26, 2007. The employment agreement provides for a base salary of $200,000.   Mr. Dance was awarded a non-qualified stock option to purchase 25,000 shares of the Company’s common stock (issued under Company’s 1993 Stock Plan) on December 24, 2007.  The options are scheduled to vest at a rate of 33.3% per year at each of the first three anniversary dates, expiring in 7 years.   Mr. Dance was awarded a non-qualified stock option to purchase 75,000 shares of the Company’s common stock (issued under Company’s 1993 Stock Plan) on March 26, 2008.  The options are scheduled to vest at a rate of 33.3% per year at each of the first three (3) anniversary dates, expiring in seven (7) years.  The employment agreement further provides for severance of six (6) months should Mr. Dance be terminated without cause.   In connection with his employment, the Company and Mr. Dance entered into a Non-Competition and Confidentiality Agreement.

On May 1, 2009, the Company announced the resignation of John R. Grow as the Company’s President and Chief Operating Officer. Mr. Grow has been a member of the Company’s Board of Directors since October of 2005 and was named its President and Chief Operating Officer on October 27, 2008. Mr. Grow was not nominated to stand for re-election by the Corporate Governance Committee of the Board of Directors.

Mr. Grow and the Company entered into an agreement dated April 27, 2009 which outlined the terms of Mr. Grow’s separation and corresponding termination of employment (the “Separation

Agreement”). In conjunction with the separation of employment, the Company’s Board of Directors determined that Mr. Grow was entitled to, (i) a cash payment of $67,743.21, (ii) a severance amount equal to four (4) months’ salary at Mr. Grow’s current pay-rate of $260,000 per year payable on a bi-weekly basis over the four (4) month severance period and (iii) reimbursement of the excess of the monthly health insurance premium over the amount currently payable by Mr. Grow under the Company’s group health insurance plan (of $425 per month) for a period of 43 months. With respect to the Restricted Stock Agreement entered into between the Company and Mr. Grow on October 27, 2008 whereby Mr. Grow received a grant of 300,000 unregistered restricted shares of the Company’s common stock, Mr. Grow agreed to forfeit 93,750 of such unregistered restricted share grant. The remaining 206,250 unregistered shares are deemed to have vested on April 1, 2009. Under the Separation Agreement, Mr. Grow agreed that 75,000 of the 206,250 unregistered shares cannot be sold or offered for sale under the Securities Act Rule 144 of the Securities and Exchange Commission prior to April 1, 2010.  Mr. Grow further agreed that the remaining 131,250 of the 206,250 unregistered shares cannot be sold or offered for sale under the Securities Act Rule 144 and Exchange Commission prior to October 31, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Paragraph 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company during the fiscal year ended June 30, 2009, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with.

STOCKHOLDERS' PROPOSALS FOR THE 2010 ANNUAL MEETING

Any proposals of holders of Common Stock intended to be presented pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") at the Annual Meeting of Stockholders to be held in 2010 must be received by the Company, addressed to the Corporate Secretary of the Company at 9220 Kirby Drive, Suite 500, Houston, Texas 77054, by June 25, 2010 to be considered for inclusion in the Company's proxy statement and form of proxy related to such meeting. After June 25, 2010, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2010 Annual Meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Individuals may communicate with the Company’s Board by submitting a letter addressed to the member or members of the Board to whom the communication is directed, care of the Company’s Corporate Secretary, Sharps Compliance Corp., 9220 Kirby Drive, Suite 500, Houston, Texas 77054.  All such communications, other than unsolicited commercial solicitations or communications will be forwarded to the appropriate director or directors for review.

OTHER MATTERS

As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above.  However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying Proxy Card to vote in accordance with their best judgment on such matters.

EXPENSES OF SOLICITATION

The cost of preparing, assembling and mailing this proxy-soliciting material is paid by the Company.  In addition to solicitation by mail, the Company’s directors, officers and employees may solicit proxies by telephone or other means of communication.  Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries that hold the voting securities of record, for the forwarding of solicitation materials to be beneficial owners thereof.  The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

By order of the Board of Directors
David P. Tusa
Corporate Secretary

Houston, Texas
October 13, 2009

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY OR PROXIES IN THE SELF-ADDRESSED ENVELOPE.

REVOCABLE PROXY
SHARPS COMPLIANCE CORP.
ANNUAL MEETING OF SHAREHOLDERS
November 19, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoint(s) Dr. Burton J. Kunik and David P. Tusa, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated below, all of the shares of the Common Stock, par value $0.01 per share, of Sharps Compliance Corp. (the "Company") held of record by the undersigned at the close of business on September 28, 2009, at the Annual Meeting of Stockholders to be held on November 19, 2009, or any adjournment(s) thereof.
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
 ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE
 INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)

Ä	FOLD AND DETACH HERE	Ä
SHARPS COMPLIANCE CORP. - ANNUAL MEETING, NOVEMBER 19, 2009

YOUR VOTE IS IMPORTANT!
Annual Meeting Materials are available on-line at:
http://www.cfpproxy.com/5284
You can vote in one of three ways:

1.	Call toll free 1-888-216-1312 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or

2.	Via the Internet at https://www.proxyvotenow.com/smed and follow the instructions.
or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
5284

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY SHARPS COMPLIANCE CORP.	Annual Meeting of Stockholders NOVEMBER 19, 2009

	For	Withhold All	For All Except
1. PROPOSAL TO ELECT SIX DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THE ELECTION AND QUALIFICATION OF THEIR RESPECTIVE SUCCESSORS.	☐	☐	☐

Nominees:
(01) RAMSAY GILLMAN, (02) JOHN W. DALTON,
(03) PARRIS H. HOLMES, (04) DR. BURTON J. KUNIK,
(05) F. GARDNER PARKER AND
(06) PHILIP C. ZERRILLO

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors recommends a vote "FOR" proposal 1 listed hereon.
Mark here if you plan to attend the meeting	☐

Mark here for address change and note change	☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1 and in the discretion of the Proxies with respect to any other matter that is properly presented at the meeting.
Please execute this proxy as your name appears hereon. When shares are held by joint tenents, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

Ã	Ã
PROXY VOTING INSTRUCTIONS
Shareholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., November 18, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., November 18, 2009: 1-888-216-1312	Vote by Internet anytime prior to 3 a.m., November 18, 2009 go to https://www.proxyvotenow.com/smed

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/5284

Your vote is important!